                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): FEBRUARY 12, 2004

                          TL ADMINISTRATION CORPORATION

               (Exact Name of Registrant as Specified in Charter)

           Delaware                       0-21003             11-3317986
           --------                       -------             ----------

(State or Other Jurisdiction of         (Commission        (I.R.S. Employer
        Incorporation)                 File Number)       Identification No.)

                            C/O FTI CONSULTING, INC.
                          622 THIRD AVENUE, 31ST FLOOR
                               NEW YORK, NY 11201

                    (Address of Principal Executive Offices)

                              --------------------

                                 (212) 499-3600

              (Registrant's telephone number, including area code)

                              --------------------

                               TWINLAB CORPORATION
                          150 MOTOR PARKWAY, SUITE 210
                            HAUPPAUGE, NEW YORK 11788

         (Former Name and Former Address, if Changed Since Last Report)

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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

         99.1 TL Administration Corporation - Monthly Operating Report for the month ended December 31, 2003

         99.2 TL Administration Inc. - Monthly Operating Report for the month ended December 31, 2003

         99.3 TL Administration (UK) Ltd. - Monthly Operating Report for the month ended December 31, 2003

ITEM 9.    REGULATION FD DISCLOSURE.

         As previously disclosed, on September 4, 2003, TL Administration Corporation (f/k/a Twinlab Corporation), TL Administration Inc. (f/k/a Twin Laboratories Inc.) and TL Administration (UK) Ltd. (f/k/a Twin Laboratories (UK) Ltd.) (collectively the "Companies" or the "Debtors") commenced voluntary cases under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Court"). These chapter 11 cases are being jointly administered under chapter 11 case number 03-15564 (CB) and are pending before the Honorable Cornelius Blackshear.

         In addition, on September 4, 2003, the Companies entered into that certain asset purchase agreement with IdeaSphere, Inc. of Grand Rapids, Michigan, pursuant to which the Companies sold substantially all of their assets. The sale closed on December 19, 2003, effective as of December 9, 2003. In connection with the sale, the Debtors obtained an order from the Court authorizing them to change their names. Twinlab Corporation changed its name to TL Administration Corporation, Twin Laboratories Inc. changed its name to TL Administration Inc. and Twin Laboratories (UK) Ltd. changed its name to TL Administration (UK) Ltd.

         The Debtors continue to operate as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

         On January 29, 2004, the Companies filed with the Court their required Monthly Operating Reports for the month ended December 31, 2003 in a form prescribed by the office of the United States Trustee of the Department of Justice for the Southern District of New York. A copy of the Monthly Operating Reports for each of the companies is attached hereto as Exhibits 99.1 to 99.3. This Current Report (including the Exhibits hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

         The Companies' informational filings with the Court, including these Monthly Operating Reports, are available to the public at the office of the Clerk of the Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408. The Monthly Operating Reports may be available electronically, for a fee, through the Court's Internet world wide web site, whose address is www.nysb.uscourts.gov.

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         The Companies caution investors and potential investors not to place undue reliance upon the information contained in these Monthly Operating Reports, and they were not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Companies, or any other affiliate of the Companies. The Monthly Operating Reports were not audited or reviewed by independent accountants, are in a format prescribed by the United States Trustee of the Department of Justice for the Southern District of New York, and are subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Companies securities, the Monthly Operating Reports are complete. The Monthly Operating Reports also contain information for periods which are shorter or otherwise different from those required in the Companies reports pursuant to the Exchange Act.

         This Current Report and exhibits hereto may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Companies assume no obligations to update or revise any such forward-looking statements. Such statements could be subject to risk and uncertainty that exist in the operations of the Companies and the business environment that could render actual outcomes and results materially different from those predicted. These risks and uncertainties include, without limitation and in no particular order, the following factors as well as risks and uncertainties disclosed in TL Administration Corporation's filings with the Securities and Exchange Commission: (i) changes in law and regulations; (ii) adequacy and availability of insurance coverage; (iii) the effect of adverse publicity regarding nutritional supplements; (iv) exposure to and expense of resolving and defending product liability claims and other litigation; (v) lack of available product liability insurance for ephedra-containing products; and
(vi) the impact of filing for Chapter 11 under the U.S. bankruptcy laws.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 12, 2004                TL ADMINISTRATION CORPORATION
                                        (registrant)

                                        By:      /s/ Denis O'Connor
                                             -----------------------------
                                        Name: Denis O'Connor
                                        Its: Vice President

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                                  EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------
99.1       TL Administration Corporation - Monthly Operating Report for the month ended December 31, 2003
99.2       TL Administration Inc. - Monthly Operating Report for the month ended
           December 31, 2003
99.3       TL Administration (UK) Ltd. - Monthly Operating Report for the month ended December 31, 2003

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